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                                                                   EXHIBIT T3E-5

                           SUPPLEMENTAL ELECTION FORM

PLEASE READ AND FOLLOW THE INSTRUCTIONS BELOW REGARDING YOUR CLASS 4 CLAIM IN CONNECTION WITH THE JOINT AMENDED MODIFIED PLAN OF REORGANIZATION (THE "AMENDED MODIFIED PLAN") OF POLYMER GROUP, INC.

1.   ELECTION TO RECEIVE NEW CLASS A OR CLASS C COMMON STOCK.

Each Holder(1) of an Allowed Class 4 Claim who is a Qualified Institutional Buyer (as defined in Rule 144A of the Securities Act of 1933, as amended ("Qualified Institutional Buyer")) may elect, by checking the appropriate box below, to receive one of two instruments in satisfaction of that Holder's General Unsecured Claim. Any Holder of an Allowed Class 4 Claim that is not a Qualified Institutional Buyer MUST elect option 1.

     1)   / /   to receive that Holder's Pro Rata share of Class A
                Common Stock.

     2)   / /   to receive that Holder's Pro Rata share of Class C
                Common Stock.
                ANY HOLDER WHO ELECTS THIS OPTION CERTIFIES THAT
                HE IS A QUALIFIED INSTITUTIONAL BUYER. IF YOU
                CHOOSE THIS OPTION YOUR SHARES OF CLASS C COMMON
                STOCK MUST BE CONTRIBUTED TO THE SPE IN EXCHANGE
                FOR SPE EQUITY AND SPE NOTES AS MORE FULLY
                DESCRIBED IN THE AMENDED MODIFIED PLAN AND
                AMENDED MODIFIED DISCLOSURE STATEMENT. HOLDERS
                ARE URGED TO REVIEW BOTH DOCUMENTS AND CONSULT
                WITH COUNSEL AS THEY DEEM APPROPRIATE.

     SEE IMPORTANT NOTE BELOW

IMPORTANT NOTE: ANY HOLDER OF A CLASS 4 CLAIM HAS THE OPTION (BUT NOT THE OBLIGATION) TO PARTICIPATE IN THE NEW INVESTMENT BY COMPLETING THE REST OF THIS FORM. The precise terms of the New Investment can be found in the Amended Modified Plan.

A Holder of an Allowed General Unsecured Claim who fails to make an election above shall receive the default consideration consisting of its Pro Rata share of Class A Common Stock with respect to such Claim.

2.   NEW INVESTMENT

Each Holder of an Allowed Class 4 Claim may elect to exercise his Subscription Rights to purchase his Pro Rata share (determined exclusive of accrued and unpaid interest) of $50 million in Convertible Notes.

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(1) Any Capitalized term not defined herein shall have the meaning ascribed to it in the Amended Modified Plan.

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By completing and returning this form, you have elected to participated in the
New Investment. IF YOU ELECT TO PARTICIPATE IN THE NEW INVESTMENT, YOU MUST COMPLETE BOTH PARAGRAPH A AND PARAGRAPH B BELOW AND RETURN THIS SUPPLEMENTAL ELECTION FORM IN ACCORDANCE WITH THE TERMS HEREOF.

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A.   The undersigned certifies that as of the Record Date, the undersigned was the beneficial owner of an Allowed Class 4 Claim in the following amount or aggregate principle amount (insert amount or aggregate principal amount in the table below where indicated). Note: If you elect to participate in the New Investment you must exercise ALL of your Subscription Rights (exclusive of your Over Subscription Rights for the purposes of this Item A).

     $___________________                   __________________                      $__________________________
     (Amount or aggregate     divide this   (Number of $1 par     Round this        Subscription Price (and
     principal amount of       amount by    value Subscription    number down to    amount of Convertible Notes
     your Allowed Class 4       [633.7]     Rights  you are       the nearest       you are eligible to
     Claims excluding any       million     entitled to based     thousand =        purchase)
     accrued and unpaid          then       on your Allowed
     interest)                multiply by   Class 4 Claims,
                             50 million =   exclusive of
                                            accrued and unpaid
                                            interest, and for
                                            the purposes of
                                            this Item A, your
                                            Over Subscription
                                            Rights).

B. If you elected to exercise you Subscription Rights above (exclusive of your Over Subscription Rights), you may also (but are not required to) exercise your Over Subscription Rights by filling in the information below. Please indicate below the MAXIMUM amount of your desired participation through your Over Subscriptions Rights.

     ______________________________________  x 1 =  $___________________________
     (Maximum amount or principal amount of          Over Subscription Price
     participation in thousands)(2)

C. Now add the Subscription Price and Over Subscription Prices from A and B below:

     $_________________   +  $_______________________  =  $___________________
     (Subscription Price)    (Over Subscription Price)    (Total Subscription
                                                            Price)

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(2) You will not automatically be entitled to the maximum indicated amount. The amount allocated will be proportionate to the aggregate Claims of all Holders of Class 4 Claims who elect to exercise Over Subscription Rights and will also depend on the amount of the $50 million of Convertible Notes not subscribed for through the Subscription Rights.

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ADDITIONAL DETAILS ON THE NEW INVESTMENT ARE AVAILABLE IN THE AMENDED MODIFIED
PLAN AND AMENDED MODIFIED DISCLOSURE STATEMENT AND CLASS 4 CLAIM HOLDERS ARE ADVISED TO REVIEW THOSE DOCUMENTS.

If the undersigned has elected to participate in the New Investment by checking the box above, the undersigned represents and warrants as follows:

          i. The Debtors have made available to such person or entity or its agents all documents and information relating to the Amended Modified Plan and related matters reasonably requested by or on behalf of such person or entity,

          ii. Such person or entity (or its legal or financial advisors acting on its behalf) has had the opportunity to ask questions of, and receive answers from, the Debtors concerning the terms of the Amended Modified Plan, the business and prospects of the Debtors and related matters, and

          iii. Except for information provided by the Debtors in writing, and by its own agents, such person or entity has not relied on any statements made or other information received from any person with respect to the Amended Modified Plan or the New Investment;

          iv. All authority conferred or agreed to be conferred pursuant to this Election Instruction Form, and every obligation of the undersigned hereunder shall be binding upon the transferees, successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned; and

          v. Such person or entity (or its legal or financial advisors acting on its behalf) is an institutional investor or otherwise has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its participating in the Amended Modified Plan and is capable of bearing the economic risks of such investment, including a complete loss of its investment.

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Name of Creditor _______________________________________________________________

Social Security of Federal Tax I.D. Number _____________________________________

Signature ______________________________________________________________________

Title __________________________________________________________________________

Address ________________________________________________________________________

________________________________________________________________________________

Date Completed _________________________________________________________________

PLEASE NOTE: NO ELECTION OR SUBSCRIPTION WILL BE VALID UNLESS (1) THIS PROPERLY COMPLETED FORM IS RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M. EASTERN TIME ON [FEBRUARY 5, 2003] AND (2) PAYMENT OF YOUR TOTAL SUBSCRIPTION PRICE IS RECEIVED BY THE [_______] (the "SUBSCRIPTION AGENT") ON OR BEFORE 5:00 P.M. EASTERN TIME ON [FEBRUARY 5, 2003.] Payment of any amount insufficient to cover the stated subscription price or failure to specify the amount of participation will result in a cancellation of your participation in the New Investment. Overpayment of $50 or more will be refunded, without interest.

PLEASE NOTE:

     IF YOU ELECT TO PARTICIPATE IN THE NEW INVESTMENT, PAYMENTS MUST BE MADE TO THE SUBSCRIPTION AGENT IN THE FORM OF WIRE TRANSFER,(3) CERTIFIED CHECK OR MONEY ORDER. HOWEVER, IN THE CASE OF ANY NOTES HELD THROUGH DTCC, CONTACT YOUR NOMINEE HOLDER TO ARRANGE PAYMENT TO THE SUBSCRIPTION AGENT THROUGH DTCC.

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(3) Wire instructions are included on a separate form enclosed with this
Supplemental Election Form.